                                                                     Exhibit 5.1


                                January 25, 2002




(212) 351-4000                                                        Client No.
                                                                    C30814-00004

Fairchild Semiconductor Corporation
Fairchild Semiconductor International, Inc.
82 Running Hill Road
South Portland, Maine  04106

                  Re:      Fairchild Semiconductor Corporation

Ladies and Gentlemen:

           We have acted as special counsel to Fairchild Semiconductor Corporation, a Delaware corporation (the "Company"), and the Company's parent, Fairchild Semiconductor International, Inc, a Delaware corporation ("Fairchild International"), and certain domestic subsidiaries of the Company listed on Schedule A hereto (together with Fairchild International, the "Guarantors") in connection with the filing by the Company and the Guarantors of a Registration Statement on Form S-3 (Registration No. 333-75678) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act") the offering and sale by the selling holders of up to $200,000,000 aggregate principal amount of the Company's 5% Senior Subordinated Notes Due 2008 (the "Notes"), the Guarantors' guaranties thereof (the "Guaranties") and the shares of Class A Common Stock, par value $0.01 per share, of Fairchild International (the "Class A Stock") that may be issued upon the surrender and conversion of the Guaranties. The Notes, the Guaranties and the Class A Stock are being registered pursuant to the Registration Rights Agreement among the Company, the Guarantors, Credit Suisse First Boston Corporation, Lehman Brothers, Inc., CIBC World Markets Corp. and Robert Stephens, Inc. (the "Initial Purchasers") filed as Exhibit 13 to the Registration Statement.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion.

January 25, 2002
Page 2


      We have assumed with your permission that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Company and the Guarantors) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals and that each of the parties to the documents examined by us (other than the Company or the Guarantors) has all requisite power and authority to execute, deliver and perform its obligations under each of the documents to which it is a party.

         Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Notes have been duly authorized by the Company and constitute valid and legally binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the discretion of the courts in granting equitable remedies.

         2. The Guaranties have been duly authorized by each of the Guarantors and constitute valid and legally binding obligations of each of the Guarantors, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the discretion of the courts in granting equitable remedies.

         3. The shares of Class A Stock initially issuable upon the surrender and conversion of the Guaranties have been duly authorized and reserved for issuance upon such conversion in accordance with the terms of the Indenture and, when issued upon such conversion, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                           Very truly yours,

                                           /s/ Gibson, Dunn & Crutcher LLP

                                   SCHEDULE A
                              LIST OF SUBSIDIARIES



Fairchild Semiconductor Corporation of California

QT Optoelectronics, Inc.

QT Optoelectronics

Kota Microcircuits, Inc.